UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

May 2, 2016

Date of Report (Date of earliest event reported)

YuMe, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36039	27-0111478
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1204 Middlefield Road, Redwood City, CA	94063
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 591-9400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule14d-2(b)under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On May 4, 2016, YuMe, Inc., (the “Company”) issued a press release announcing its financial results for the first quarter ended March 31, 2016. A copy of this press release is attached hereto as exhibit 99.1.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 2, 2016, the Compensation Committee of the Board made the following determinations with respect to compensation arrangements for Scot McLernon effective as of his transition to special advisor to the Chief Executive Officer of the Company. Mr. McLernon will receive his base salary through June 30, 2016 and be eligible to receive a portion of his variable compensation for achievement of mutually agreed upon sales objectives. Mr. McLernon will not receive any severance payments.

Item 8.01	Other Events.

On May 4, 2016, the Company has an earnings call with investors to provide financial results for the first quarter ended March 31, 2016 as provided in Item 2.02 above. The Company hereby provides supplemental information relating to advertiser metrics and programmatic opportunities attached hereto as Exhibits 99.2 and 99.3.

Item 9.01	Financial Statements and Exhibits.

The information included in exhibits 99.1, 99.2 and 99.3 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such filing.

(d)	Exhibits.

Exhibit Number	Description
99.1	Press release dated May 4, 2016 (furnished)
99.2	Advertiser Metrics (furnished)
99.3	Programmatic Opportunity Presentation (furnished)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YuMe, Inc.

/s/ Tony Carvalho

Tony Carvalho
Chief Financial Officer
(Principal Financial Officer and Duly Authorized Signatory)

Dated: May 4, 2016

INDEX TO EXHIBITS

Exhibit Number	Description
99.1	Press release dated May 4, 2016
99.2	Advertiser Metrics
99.3	Programmatic Opportunity Presentation